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                                                                   Exhibit 10.31

                                 LEASE CONTRACT

Nicolas Chahin of legal age, married, Business Executive, with domicile in San Pedro Sula, Cortes, Honduras, acting as General Manager and Legal Representative of PARQUE INDUSTRIAL EL PORVENIR, S.A. (ZIP EL PORVENIR), with domicile in El Progreso, Yoro, Honduras, duly authorized to develop, make use of and manage Export Processing Zones (EPZ'S), through authorization number 001-93 issued by the Ministry of Economy and Commerce of Honduras, on January 4, 1993 (date), whom in this document will be accounted as "LESSOR", and CONFECCIONES EL PORVENIR with nationality of Honduras with domicile in San Pedro Sula, whom in this document will be accounted as "LESSEE", have agreed to celebrate, and by this act do, a LEASE CONTRACT subject to EPZ law valid on this date and to the terms and conditions specified in the next clauses:

1. DEMISE OF PREMISES

1.1. "LESSOR" declares that he is the actual and legitimate proprietor of a piece of land and building identified with number 22 twenty two and 23 twenty three on the plan attached hereto and incorporated herein as EXHIBIT A located in the Export Processing Zone, ZIP EL PORVENIR situated in El Progreso, Department of Yoro, Honduras "LESSOR" agrees to hand in a building (the "building") on a certain portion of stage III and IV (such portion of stage III and IV and the building are referred to together herein as the "Demised Premises"). The plans and specification of the building are part of this contract, which has been approved.

1.2. "LESSOR" continues declaring that the "building" is of approximately 73,000 square feet as per attached plan, to be leased by" LESSEE". The exact final footage will be determine by our engineering department and we are going to provide the LESSEE a blue print of the building for it's verification upon delivery of the building.

1.3. "LESSOR" declares that by this act, he leases and has all rights, title and authority to enter into such a lease, the leasehold consisting of the building on lots known as numbers 22 twenty two and 23 twenty three and described in the previous clause.

2. TERM OF THE CONTRACT

2.1. This contract will have a duration of 5 (five) "lease years" starting from delivery date projected October 19th, 1998 (The "Commencement Day" that will be notify by LESSOR to LESSEE in a separate letter) with another two five years options. The term "lease Year" shall mean each successive twelve calendar month period commencing October 19th of 1998.


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3. VALUE OF THE CONTRACT AND RENT

3.1. The annual rental rate shall be at US$4.65 (Rent) per square foot for the first 60 months term, US$5.25 (Rent) per square foot for the next 60 months term and US$ 5.75 (Rent) for the next 60 months term and shall be paid in equally monthly installments on the first day of each month. The initial square footage of the building shall be approximately 70,840.69 square feet with exact total area to be determined as set forth above.

4. PAYMENTS

4.1. The agreed proportional installments will be paid by "LESSEE" to "LESSOR" by check or wire transfer for immediately available funds to the following address:

Mr. Jorge Hayne
Republic International Bank of New York
30th Floor, One Biscayne Tower
Miami, Fla. 33131
Act. No. 033-0132132 ABA 066010445
Tel. (305) 539-4777

A copy of all rent payments shall be sent by mail and fax to the address listed below:

ZIP EL PORVENIR S.A.
P.O. Box #3702
San Pedro Sula, Honduras
Tel. (504) 69-1418, 69-1419, 69-1420.
Fax (504) 69-1421.

4.2. Both parties agree that this contract implies an international financial transaction valued in the in the U.S.A. currency. According to the preceding, both parties agree expressly and accept to make all payments related to this contract in United States Dollars (US$).

4.3. The delay in the payment of the rent will cause a monthly interest charge of Two percent (2%) over the payments due. After a 5-day written notice, this interest charge must be calculated from the date the payment was due until the date in which the payment is effectively canceled. Even though the interest charges are paid delay to pay rent for a period of at least 60 days, will give "LESSOR" the right to terminate the lease contract and exercise the corresponding actions, having "LESSEE" to pay the due rent any ways.


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5. GUARANTEES

5.1. In guarantee of this lease Agreement, "LESSEE" will provide:

A. - A security deposit equivalent to 2 months rent at the time contract is signed, which will be returned by "LESSOR" to "LESSEE".

B.- "LESSEE" is obligated to guarantee the amount of this lease contract with an endorsement of GILDAN Corporation. "LESSOR" may execute this guarantee when "LESSEE" does not comply within thirty days with any one of the obligations contracted by means of this lease contract and collateral contract.

5.2. The security deposit will cause no interest at all. This amount responds for any damage and/or modifications caused to the leasehold by "LESSEE". It also responds to delay rent payments or any other pecuniary responsibility in favor of "LESSOR". "LESSOR" will have the right to credit the payment of the amount received as security deposit, but won't be obligated to apply that amount to delayed payment. Therefore, the deposit won't obstruct discharge action or any judicial action initiated in case of default. In case "LESSOR" applies this deposit or part of this deposit to the payments of the obligation guaranteed by it, as previously expressed, "LESSEE" will reimburse or restore the said deposit within the next seven days following a written request from "LESSOR", to do so, in order that the contract is guaranteed by the total of the said deposit at any moment. If "LESSEE" does not reimburse or restore the required amount within the stipulated period of time, "LESSOR" is expressly authorized to take any amount that "LESSEE" pays as a rent as corresponding restoration, this way leaving the next month payment incomplete.

6. GOVERNING LAWS. EFFECT.

6.1. "LESSEE" will utilize the leasehold for manufacturing products for export. "THE LESSEE" obligates to use the leasehold according to the stipulations established in the Decree No. 37-87, contained in the Export Processing Zones Law of Honduras; this law's the rules and obligations issued by the Executive Power and Municipality of El Progreso, Department of Yoro, Honduras, The Labor Code of Honduras and the future by-laws governing the use of the industrial buildings, maneuvering yard, areas and common services of EL PORVENIR INDUSTRIAL PARK.

6.2. This lease shall be governed by and construed in accordance with the laws of the county in which the leasehold are located and shall have the effect of a sealed instrument. "LESSOR" will register this lease agreement following all regulations and laws pertinent to such rent agreement. "LESSEE" agrees and accepts to pay, at the time of registration, all such cost related to translation into Spanish language, legal fees, stamps and registration-related expenses. The amount to be paid by "LESSEE" will be no more than US$2,000.00.


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7. UTILITIES/"LESSOR" SERVICES

7.1. "LESSEE" shall pay, directly to the appropriate utility or "LESSOR" all charges for gas, electricity, water for laundry or industrial use only, light, heat, telephone, fax, power supplied, and purchased security supplied to or consumed within the leasehold.

It is understood that "LESSOR" will provide to the "LESSEE" an amount of 15 gallons of water daily free of charge for each employee or the proportion of one
(1) gallon per nine (9) square feet, and the usage of water over that amount will be paid by the Lessee, according to published rates in effect from time, which rates should be base in markets rates available to preferred customers at ZIP EL PORVENIR.

8. SERVICES

8.1. "LESSOR" responsibilities: "LESSOR" will supply "LESSEE" the perimeter security services of the industrial complex, will provide the customs facilities at the industrial park site, and Human Resource Prescreening and pre-selection, lightning and maintenance of common areas, garbage collection and maintenance of external sewage, pluvial water systems.

9. REPAIRS AND MAINTENANCE

9.1 "LESSEE" Responsibilities: "LESSEE" will keep in good shape and at all his expenses the leasehold, making all the necessary leasehold improvements as well as all the required operations for the good maintenance of the leasehold, in order to keep in good shape the building, and in the same condition as the building was in at the commencement of this lease, for this purpose "LESSEE" will be in charge of (A) Exterior painting for the building no more than every 12 months. (B) Roof, if its damage is cause by "LESSEE". (C) Floors, doors, window, sanitary and electric installation repairs, it is understood, nevertheless, that "LESSOR" will be responsible for repairs of the damages originated by hidden or structural defects of the rented building. (D) Normal maintenance and operation of the air conditioning system, for this purpose "LESSEE" agrees to have a service maintenance contract for all air condition units in the rented building with a company provided by "LESSOR". "LESSOR" is responsible to replace if necessary any part for each air conditioning unit at LESSOR cost for the first 12 months. (E) "LESSEE" agrees that it will keep the building (including interior portions of all walls, windows, doors and all other glass in a neat, clean and sanitary condition). (F) All the above will be revised monthly or as needed.

9.2 If "LESSEE" is to set a laundry facility or any other type of process that will produce or generate chemical or toxic waste (solid or liquid waste) inside the leasehold a written approval must be obtained from "LESSOR" clearly specifying how such waste will be treated and disposed in accordance with the laws of Honduras and general reasonable regulations of "LESSOR". All costs and expenses related to such treatment and disposal of waste will be "LESSEE" responsibility. Failure to comply with the above 30 days after a written notification will allow "LESSOR" to terminate the lease agreement.


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9.3. "LESSEE" will be responsible for the loss and/or damage that the leasehold may suffer other that normal wear and tear, as well as for damages caused to third parties as a result of its operations and "LESSEE" will keep out "LESSOR" of any liability regarding these concepts. Regarding this matter "LESSEE shall obtain all necessary insurance in order to cover these risks.

10. RIGHT OF ENTRY.

10.1 "LESSOR" will have the right to periodically inspect the leasehold, with reasonable notice, with qualified personnel to evaluate the physical and operational conditions of the rented facilities, at any time he considers it convenient, during "LESSEE'S" working hours, except in case of emergency, in which all hours are considered as working hours. If as a result of such inspections it is determined those repairs are required; "LESSEE" will be asked to repair such damages. If "LESSEE" doesn't want to repair such damages, and such repairs are required hereunder, "LESSOR" will carry on with work and will charge "LESSEE" with the cost and the overhead expenses. It is understood, nevertheless, that "LESSOR" will be responsible for the repairs of the damages originated by hidden or structural defects of the rented building.

11. INDEMNIFICATIONS

11.1 "LESSEE" covenants to indemnity and save "LESSOR" harmless from and against any and all claims actions, costs, expenses, liabilities, losses, damages, suits, fines, penalties and demands due to "LESSEE'S" failure to comply with the foregoing and "LESSEE" shall not look to "LESSOR" for any disbursement or outlay whatsoever in connection therewith, and hereby discharges "LESSOR" of and form any liability therefor.

12. FORCE MAJEURE

12.1 "LESSOR" will have no responsibility whatsoever for the damages caused by fortuitous event of force major that either disrupt or not "LESSEE's" normal operations, but will proceed immediately to the pertinent repairs. If the damage's magnitude is so great that it causes the building substantial alterations, provoking the suspension of work, "LESSOR" or "LESSEE" may terminate this contract with a thirty-day notification. The thirty-day notification will be calculated starting from the date of the damage. No rental shall be due during any period in which the building is unusable for the purposes intended hereunder.

12.2. "LESSEE" agrees to obey all laws and regulations imposed by the Export Processing Zones, the government of Honduras of any of the obligations, and "LESSOR" when applicable. "THE LESSEE" will have the obligation to follow reasonable recommendations from "LESSOR" and provide "LESSOR" with all necessary information requested by "LESSOR" in relation to labor relations according to Honduras laws and customs. If "LESSEE" does not comply with Honduras laws and customs (as specified by the Honduran Law) "LESSOR" will have the right to cancel this lease contract immediately, and "LESSOR" will be liable for all remedies according to this lease and the Honduran laws.


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13. ALTERATIONS

13.1. During the term of the contract, "LESSEE" may not introduce any structural modifications or substantial alterations to the leasehold without prior written authorization issued by "LESSOR", which authorization shall not unreasonably be denied. "LESSEE" at its own cost and expense may make interior non-structural renovations and decoration of the leasehold with the consent of "LESSOR". At the end of the contract, "LESSEE" may remove any such improvements, at "LESSEE's" cost, if such removal can be accomplished without damaging the leasehold. Otherwise, those improvements will remain in "LESSOR" benefit, free of any cost.

14. COMMON AREAS

14.1 (A) The term " common areas" shall include, without limitation the parking areas, lanes, drives, and driveways, entrances, all means of ingress and/ or egress, curb cuts, roadways, loading, docks, packages pick up areas, ramps sidewalks, landscaped and planted areas, retaining walls, lighting facilities which are intended for or are available exclusively for land or buildings comprising the Industrial Park (B) The common areas shall at all times be subject to the exclusive control and management of "LESSOR" and "LESSOR" shall have the right to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas in the common areas.

15. INSURANCE

15.1. "LESSEE" shall maintain at sole cost and expense, for the benefit of "THE LESSOR", insurance covering the leasehold against loss or damage by fire and against loss caused by any other peril, vandalism or malicious mischief in amounts not less than the full replacement cost of the leasehold.

15.2. "LESSEE" acknowledges that "LESSOR" will not carry insurance on "LESSEE's furniture and/or furnishings or any fixtures or equipment, piece goods, trims, cut work, finished garment improvements or appurtenance by "LESSEE" agrees that "LESSOR" will not be obligated to repair any damage thereto or replace the same.

16. ASSIGNMENTS: SUBLETTING

16.1. "LESSEE" shall not assign or sublet all or any portion of the rights held by over the leasehold and granted by this contract without "LESSOR" written consent, which consent shall not be unreasonably withheld or delayed; provided however, that "LESSEE" may assign all of its rights under this lease to an affiliated party, if simultaneously with such; assignment the subsidiary assumes all of "THE LESEE" obligations hereunder. In the event of such assignment, "LESSEE" shall be relieved of all liability under this lease.


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17. NOTICES

17.1. Any notice, approval, request, demand, consent or other communication under this lease shall be in writing and shall be considered effective when faxed or when mailed by registered or certified mail, return, receipt, requested, postage prepaid, the parties at the address indicated below (or at such other address as the parties may specify by notice to the others pursuant hereto).

If to "LESSOR"
  Nicolas Chahin Chahin
  ZIP EL PORVENIR, S.A.
  El Progreso, Yoro, Honduras.
  Phone: (504) 69-1418, 69-1419, 69-1420
  Fax:   (504) 69-1421

If to "LESSEE"
  Ira Kaminsky
  Los Angeles San Jose
  ZIP San Jose
  San Pedro Sula, Cortes
  Honduras, C.A.
  And
  Greg Chamandy
  725 Montee de Liesse
  Ville Saint-Laurent, QC
  Canada H4T IP5

18. END OF TERM AND HOLDOVER

"LESSEE" shall, upon the expiration or other termination of the term of this lease contract, peaceable vacate and surrender the leasehold and remove all "LESSEE's goods and effects including "LESSEE" will return the leasehold object of this contract in the same physical conditions he received it, except for the damage, caused by normal wear and tear of it, excepting matters for which "LESSOR" is responsible under clause number 8.1. herein.


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19. - REMEDIES

19.1 Any infraction to the stipulations of the present contract obligates the infractor to repair the damage or give the right to the affected party to ask for the termination of the contract; in both cases indemnification is applicable for all the damages caused. The competent court to resolve any case dealing the compliance of interpretation of this contract will be the Arbitration Board designated by the Chamber of Commerce and Industry of San Pedro Sula, Department of Cortes, Honduras, thus "LESSEE" renounces expressly to his domicile and both parties subject themselves to the jurisdiction of the said Arbitration Board.

20.ACCEPTANCE

20.1 "LESSEE" declares that it accepts each and every one of the preceding clauses and obligates itself to comply with the present contract. In faith of the proceeding, we sign two originals of the present contract in El Progreso on the nine days of the month of march of 1998.


PARQUE INDUSTRIAL EL PORVENIR, S.A.

BY: /s/ Nicolas Chahin Chahin
NAME: Nicolas Chahin Chahin
TITLE: General Manager


"CONFECCIONES EL PORVENIR"

BY: /s/ Ira Kaminsky
NAME: Ira Kaminsky
TITLE: General Manager


ENDORSEMENT: GILDAN ACTIVEWEAR INC.

BY: /s/ Greg Chamandy
NAME: Greg Chamandy
TITLE: Chairman & Chief Officer


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